January 2025

Investor Update



NewFortress energy

NFE is a $10bn+ leading LNG infrastructure company with long-term, diversified & stable cash flows

We deliver power & gas to customers in our market & target ~$7 margin across our portfolio

- 7 terminals across 5 countries
- Owns, manages or provides fuel to 9 GW of power capacity


Shannon, Ireland
Montego Bay / Old Harbour / Jamalco CHP, Jamaica
San Juan, Puerto Rico
La Paz, Mexico
Altamira, Mexico
Puerto Sandino, Nicaragua
Barcarena, Brazil
Santa Catarina, Brazil
Power plants
LNG terminals
Fast LNG liquefiers

7
Terminals[4]

46+
Customers served[7]

251 TBtu
2026 estimated LNG supply & demand[5]

12 years
Avg. contract duration[7]

~9 GW
Power owned, managed or supplied[6]

4.2 MTPA
Liquefaction capacity operating or in development[8]

~$835mm – $855mm
2024 AEBITDA Forecast[3]

~$2.1bn
2024E Revenue Forecast[9]

NFE is reaffirming guidance for Q4 & FY 2024

On track for 2024 AEBITDA target of $835 - $855

$mm, except where noted	2023	Q1-24	Q2-24	Q3-24	Forecast Q4-24	Forecast 2024
Total Segment Revenue[10]	$2,435	$690	$428	$525	~$475[11]	~$2.1bn[11]
Total Segment Operating Margin[12]	$1,452	$384	$248	$220	~$180 - $200[13]	~$1.0bn[13]
AEBITDA[2]	$1,282	$340	$120	$176	~$200 - $220[3]	~$835 - $855[3]

- FLNG 1 advancing in commissioning phase & producing above 1.4 MTPA nameplate capacity
- Refinancing will help fund FLNG 2's development, providing NFE significant volumes for growth opportunities

Notable events

Fast LNG

- In **final phase of commissioning**
- Have **completed 9 portfolio cargo transfers**
- Expect **annual production to be in excess of nameplate capacity**

Puerto Rico

- **Signed new GSA for 478 MW power plant**
  - 20-year HH based gas contract with significant percentage take or pay
- **Continued focus is 2-fold**:
  - **1. Significant opportunity to convert existing plants** from diesel to LNG
  - **2. Significant new build opportunity** (similar to new GSA)

Brazil

- **Construction of 2 existing power plants have greatly advanced**(14)
  - **CELBA (624 MW) is 88% complete**; expect commissioning end of February
  - **PortoCem (1.6 GW) is 33% complete**; expect commissioning June 2026
- **January 2nd, Brazil Government announced power auctions for June 2025; expect ~8 to 10 GW**

Corporate refinancing

- **Executed refinancing transactions to extend maturities & bolster corporate liquidity:**
  - Issued $2.7bn bond with maturity of November 2029
  - Extended $900mm revolver to October 2027
  - Raised $400mm new equity in October 2024

Asset sales & liquidity update

Goal is to seek new investments to deleverage (~$5.8bn in corporate debt at YE2024).
Exploring several alternatives, including ~$2 to 3bn in asset sales

We have begun the process with our Jamaica business



- NFE's first country ~10 years ago
- Series of gas & power customer contracts with significant duration (~20 years)
- Long-term gas supply matches downstream demand; provides stable net margins with minimal commodity exposure
- Significant growth opportunities for new power & bunkering

First round bids received December

Ongoing due diligence, management presentations & site visits

Our first Fast LNG unit is commissioning & producing LNG above nameplate capacity

Our first Fast LNG facility achieved first LNG[15] in July 2024, making it the fastest constructed liquefier ever


3 gas turbines
Chart cold box
MR compressor
Air coolers
LNG hose reel
Accommodations rig
Chart heavies removal unit
LNG storage vessel (NFE Penguin)

✓ **70 TBtu production with ~95% uptime**

✓ **HH + $2.25/MMBtu cost of LNG**

How did we build Fast LNG 1?

- **Built "modules"** at Kiewit shipyard utilizing existing LNG technology
- Used **existing marine infrastructure** (jackup rigs)
- Selected **blue chip partners** for engineering, procurement & construction

CHART · SIEMENS · Baker Hughes · Arendal (EXECUTION YOU CAN TRUST) · FLUOR · Honeywell · Kiewit

FLNG 1 history & commissioning timeline

Q1 2021	July 19 2024	Aug. 9 2024	Aug. 31 2024	Jan. 27 2025
FID	First LNG[15]	First Cargo[15]	Non-FTA approval	9 cargoes sold to date

- FLNG 1 built using modular design at Kiewit Shipyard
- Deployed on rigs to Altamira, Mexico

FLNG 1 is producing above name plate capacity

FLNG 1 has been steadily producing at 1.67 MTPA (440 m3/hour)

120% of name plate capacity


FLNG 1 production
Cold box LNG production
Nameplate capacity
11,000.00
10,500.00
10,000.00
9,500.00
9,000.00
8,500.00
8,000.00
7,500.00
1/17/2025
1/17/2025
1/18/2025
1/18/2025
1/19/2025
1/19/2025
1/20/2025
1/20/2025
1/21/2025
1/21/2025
1/22/2025
Nameplate 1.4 MTPA
Cold Box LNG Production

9 cargoes produced life to date

FLNG 1 is the only LNG liquefier in the Gulf Coast that is permitted to export LNG to Puerto Rico

Current downstream committed volumes ~75 TBtu with potential to grow to ~200+ TBtu with short-term conversion opportunities & long-term new build opportunities in Puerto Rico


Shuttle ship
FLNG1
San Juan Terminal

Fully-integrated & commissioning platform today, with potential for substantial growth

Phase I: Existing FLNG 1 & power plants


FLNG 1: 1.4 MTPA online (offshore)


San Juan LNG terminal & power plants

Phase II[16]: New FLNG 2 & downstream is combination of conversions & new power plants


FLNG 2: 1.4 MTPA under development (onshore)


Island-wide conversions & new power plants

1. NFE Corporate Overview
2. FLNG 1 Overview
3. **FLNG 2 Overview**

FLNG 2 overview

We are converting the Altamira import terminal into a 1.4 MTPA export terminal which requires minimal capex (fully built out capacity of 4.2 MTPA)


2 GW+ from
3 power plants
300,000 m³
storage
Pipeline
interconnect
Developed land for
LNG train installation
Terminal
loading arms
Electrical
substation
14m berth
pocket

70 TBtu initial onshore capacity; ability to expand to 210 TBtu[17]

Sources of cost improvements vs. FLNG 1

- Reduced costs & increased speed to operations by leveraging FLNG 1 design & engineering
- Cost synergies as result of shared personnel, management & logistics
- Time & price certainty as result of turnkey-EPC, procurement of long lead time equipment, & advanced engineering & civil work
- Installation adjacent to existing electric substation, terminal loading arms & marine turning basin

We are utilizing identical equipment from the same manufacturers to accelerate the construction process

Equipment	Manufacturer	FLNG 1	FLNG 2
MR compressors	Baker Hughes	• MR compressor **purchased** • **Installed**	• MR compressor **purchased** • **Under construction**
Cold boxes	CHART	• Cold Boxes **purchased** • **Installed**	• Cold Boxes **purchased** • **Under construction**
Gas turbine generators	SIEMENS	• GT generators **purchased** • **Installed**	• GT generators **purchased** • **Fabrication complete**
Transformers	VT	• Transformers **purchased** • **Installed**	• Transformers **purchased** • **Delivered**
BOG compressor	Atlas Copco	• BOG compressors **purchased** • **Installed**	• BOG compressors **purchased** • **~80% complete**

The long-lead equipment has been procured & is identical for both liquefaction trains

FLNG 2 construction & commissioning timeline[14]

Q3 2023	Engineering FNTP
Q2 2023	Procurement begins
Q1 2025	Kiewit Shipyard NTP
Q3 2025	Expect onshore construction to commence
Q2 2026	Modules to ship from Kiewit Shipyard
Q4 2026	Expect mechanical completition
1H 2027	Expect commissioning & start-up

- FLNG 2 being built using modular design at Kiewit Shipyard
- Will be installed onshore in Altamira, Mexico
- Expected COD 1H 2027[18]; ~$625mm spent to date

FLNG 2 is under development & expect 70 TBtu (1.4mm tonnes) production

Disclaimers

NO OFFER; NO RELIANCE. This Presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and may not be relied upon in connection with the purchase or sale of any security. You should not rely on this Presentation as the basis upon which to make any investment decision.

IN GENERAL. This disclaimer applies to this document and the verbal or written comments of any person presenting it. This document, taken together with any such verbal or written comments, is referred to herein as the "Presentation."

FORWARD-LOOKING STATEMENTS: All statements contained in this Presentation other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future performance or our projected results. You can identify these forward-looking statements by the use of forward-looking words such as "expects," "may," "will," "can," "could," "should," "predicts," "intends," "plans," "estimates," "anticipates," "believes," "schedules," "progress," "targets," "budgets," "outlook," "trends," "forecasts," "projects," "guidance," "focus," "on track," "goals," "objectives," "strategies," "opportunities," "poised," or the negative version of these terms or other comparable words. Forward looking statements include but are not limited to: our ability to achieve our Illustrative Goals, including our Illustrative Total Segment Revenue Goal, our Illustrative Adjusted EBITDA and our Illustrative EPS, our ability to achieve a successful settlement related to the early termination of our contracts to provide emergency power services in Puerto Rico, our ability to increase volumes in Mexico, Puerto Rico, Jamaica and Brazil, the successful development, construction, completion, operation and/or deployment of facilities, including our FLNG 1, FLNG 2, Brazil and Nicaragua projects, on time, within budget and within the expected specifications, capacity and design; and our ability to realize the anticipated benefits thereof; our ability to build out our Klondike Digital Infrastructure business, including our planned portfolio of 2 GW of turbines and our entry into any contracts related to these turbines; our ability to generate long duration cash flows with high-quality credit tenants; our ability to achieve our Illustrative EBITDA goals for our Brazil business, our expectations regarding decreases in Capex and the ability to finance our Portocem facility; our ability to bring the rest of our terminals online in 2024, as well as meet our capacity goals and expected utilization goals at the terminals; our ability to finance refinance our 2025 Notes, our ability to achieve an improved leverage ratio, our ability to reduce the projected total capital expenditures of our business throughout 2024 and going forward; our ability to identify, execute, and realize benefits, successfully, or at all, from any potential strategic transaction involving our upstream infrastructure business and future strategic plans. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company's control. Actual results or events may differ materially from the results anticipated in these forward looking statements. Specific factors that could cause actual results to differ from those in the forward looking statements include, but are not limited to: failure to implement our business strategy as expected; risks related to the development, construction, commissioning and completion of facilities, including cost overruns and delays; failure to convert our customer pipeline into actual sales; risks related to the operation and maintenance of our facilities and assets; risks related to the operation and maintenance of our facilities and assets; failure of our third party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; the risk that the financing transactions cannot be executed due to market conditions and/or the Company's ability to negotiate acceptable terms; inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; risks related to the approval and execution of definitive documentation; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new, or changes to, existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company's forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speak only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future, or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.'s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Disclaimers

PAST PERFORMANCE. Our past performance is not a reliable indicator or indicative of future results and should not be relied upon for any reason. There can be no assurance that the future performance of the Company, or any project, investment or asset of the Company, will be profitable or equal any corresponding indicated historical performance level(s).

ILLUSTRATIVE ECONOMICS. Illustrative economics are hypothetical values based on specified assumptions that are aspirational in nature rather than management's view of projected results. Actual results could differ materially and the hypothetical assumptions on which this illustrative data is based are subject to numerous risks and uncertainties.

USE OF PROJECTIONS: The Presentation contains financial forecasts with respect to the Company's projected financial results. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Inclusion of prospective financial information should not be regarded as a representation by any person that the results contained in such prospective information will be achieved.

Endnotes

1. Reserved.
2. "Adjusted EBITDA" is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management's evaluation of the Company's overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing performance. We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense (net), other expense (income), net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities plus certain non-capitalizable contract acquisition costs. Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of Adjusted EBITDA to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.
3. "Adjusted EBITDA Forecast" for the fourth quarter of 2024 and full year 2024 means our forward-looking goal for Adjusted EBITDA for the relevant period and is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at approximately $25 million for the fourth quarter of 2024, including the pro rata share of Core SG&A from unconsolidated entities. This presentation also assumes that (i) the Company engages in mitigation sales related to certain of its LNG contracts, (ii) the Company's subsidiary, Genera PR LLC, receives quarterly incentive payments related to cost savings recognized by PREPA, (iii) the Company receives the revenues from the forward sales transactions entered into during the second quarter of 2024 and (iv) the Company continues to increase volumes related to its gas sales agreement with PREPA. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between ($0.28) and $7.30 per MMBtu for all downstream terminal & cargo sale economics in the fourth quarter of 2024 because we assume that (i) we purchase delivered gas at a weighted average of $8.28 in the fourth quarter of 2024 (ii) we will have costs related to shipping, logistics and regasification similar to our current operations which will be reduced when our First FLNG facility is in full production, and those costs will be distributed over the larger volumes. For Vessels chartered to third parties, this measure reflects the revenue from those charters, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $145k per day per vessel. For Fast LNG, this measure reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu is higher than the cost we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company's historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goal.
4. NFE has 7 terminals, some of which are still under development and not yet fully operational.
5. Reflects Management's estimates based on existing contracts and assumptions regarding additional supply and demand contracts coming into effect by 2026, including potential growth opportunities the Company is exploring.
6. GW means 1 billion watts. 9GW is based on management's estimate of the maximum amount of GW of power that the Company either owns, manages or supplies as of the date of this presentation.

Endnotes

7. Reflects Management's estimates for total customers and the average duration of those customers' contracts with the Company as of the date of this presentation. Many of these contracts relate to projects and facilities of the Company that are not yet complete. These contracts may also include provisions allowing the customer to terminate or modify the contract's terms if the Company does not meet its obligations under the agreement with respect to among other things, the timing and amount of LNG and/or power to be delivered by the Company.

8. Includes 2.8MTPA relating to the Company's planned FLNG 2 and FLNG 3 facilities. These facilities are not expected to be complete until 2026 and 2027, respectively. Any delay in the completion of these facilities will reduce our projected LNG supply in future periods and could have a material adverse effect on our revenue, net income and Adjusted EBITDA.

9. "Total Revenue Forecast" means our forward-looking target for Revenue for the relevant period adjusted to reflect the Company's anticipated volumes of LNG to be sold under binding contracts multiplied by the average price per unit at which the Company expects to price LNG deliveries, including fuel sales and capacity charges or other fixed fees, less the cost per unit at which the Company expects to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this measure reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees. Our Revenue Forecast reflects the assumptions set forth below in Adjusted EBITDA Forecast. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate estimates. Our Total Segment Revenue Forecast reflects the assumptions set forth below in Adjusted EBITDA Forecast.

10. "Total Segment Revenue" is the total of our Terminals and Infrastructure Segment Revenue and Ships Segment Operating Revenue.

11. "Total Segment Revenue Forecast" means our forward-looking target for Segment Revenue for the relevant period adjusted to reflect the Company's anticipated volumes of LNG to be sold under binding contracts multiplied by the average price per unit at which the Company expects to price LNG deliveries, including fuel sales and capacity charges or other fixed fees, less the cost per unit at which the Company expects to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this measure reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees. Our Illustrative Total Segment Revenue Goal reflects the assumptions set forth below in Illustrative Adjusted EBITDA Goal. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goals. Our Illustrative Total Segment Revenue Goal reflects the assumptions set forth below in Adjusted EBITDA Forecast.

12. "Total Segment Operating Margin" is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Our segment measure also excludes unrealized mark-to-market gains or losses on derivative instruments and certain contract acquisition costs.

13. "Total Segment Operating Margin Forecast" means our forward-looking target for Total Segment Operating Margin. Our Total Segment Operating Margin Forecast also excludes projected unrealized mark-to-market gains or losses on derivative instruments and certain contract acquisition costs. Our Total Segment Operating Margin Forecast reflects the assumptions set forth below in Adjusted EBITDA Forecast. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goals.

14. Lead times and expected development times used in this Presentation indicate our internal evaluations of a project's expected timeline. They refer to us completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model. These timeframes include assumptions regarding items that are outside our control, including permitting, weather, supply of equipment and materials, and other potential sources of delay. To the extent that projects have not yet started or are currently under development, we can make no assurance that such projects are on track within the timeline parameters we establish. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays. If we are unable to construct, commission, complete and operate any of our facilities as expected, or, when and if constructed, any of them do not accomplish our goals, estimates regarding timelines, budget and savings could be materially and adversely affected.

15. "First Gas" or "First LNG" or "First Cargo" refers to the date on which (or, for future dates, management's current estimate of the date on which) natural gas, LNG or cargo sales are expected for a project, including a facility in development. Full commercial operation of such project will occur later than, and may occur substantially later than, the date of First Gas, First LNG or First Cargo. We cannot assure you if or when such projects will reach the date of delivery of First gas, LNG or Cargo, or full commercial operations.

Endnotes

16. Reflects management's current plans for FLNG 2 Development and the conversion of existing power plants and the building of new plants in Puerto Rico. There can be no assurance that management's plans will be successful or completed in the projected time frame.

17. The Altamira import terminal has the capacity to include two additional trains allowing the Company to potentially have 210TBtu of production at the property.

18. "Full production", "Operational", "Completed", "Placed into service" or "commercial operation date", "Deployment" or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available in the near future, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations have begun. We cannot assure you if or when such projects will reach full commercial operation. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from governmental and regulatory agencies. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all or that, once received, we will be able to maintain in full force and effect, renew or replace such permits, approvals and authorizations.